SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): December 19, 2007

Anaren, Inc.
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(Exact Name of Registrant as Specified in Charter)

New York	000-6620	16-0928561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employe Identification No.)

6635 Kirkville Road, East Syracuse, New York  13057
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 432-8909

Not Applicable
_________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2007, the Board of Directors (the “Board”) of Anaren, Inc. (the “Company”) adopted Amended and Restated By-Laws (the “By-Laws”). The Board adopted the By-Laws to comply with Nasdaq Stock Market’s (“Nasdaq”) requirement that securities listed on Nasdaq be eligible for a direct registration program by January 2008. A direct registration program allows investors to have shares registered in their own names by book-entry; thus allowing shares to be owned, recorded and transferred electronically on a system similar to the one currently administered by the Company’s transfer agent, the American Stock Transfer and Trust Company, without issuance of physical stock certificates. The direct registration program will enable investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. As amended, Article VI of the By-Laws permits investors with shares registered in their names by book entry to obtain a certificate representing the shares by written request to the Company’s registrar or transfer agent. Prior to this amendment, the By-Laws were silent on the issuance of uncertificated shares. In addition to the amendments to Article VI, the Board also made various other changes (for example, specifying the Company’s fiscal year is from July 1 through and inclusive of June 30).

The purpose and effect of the principal amendments to the existing By-Laws is briefly summarized above. This summary of the amendments made to the By-Laws is not intended to be complete and is qualified in its entirety by the Amended and Restated By-Laws filed as an Exhibit to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-Laws of the Company, effective December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: December 20, 2007

ANAREN, INC.

	By:	/s/ Lawrence A. Sala
	Name:	Lawrence A. Sala
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-Laws of the Company, effective December 19, 2007